EX 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                  CERTIFICATION
By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this Annual Report on Form 11-K of the Vectren Corporation Retirement Savings Plan (the Plan) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

         Signed this 27th day of June, 2003.

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
/s/ Robert L. Goocher              /s/ Jerome A. Benkert, Jr.          /s/ Niel C. Ellerbrook
---------------------------------  ----------------------------------  -----------------------------------
(Signature of Authorized Officer)  (Signature of Authorized Officer)   (Signature of Authorized Officer)

Robert L. Goocher                  Jerome A. Benkert, Jr.              Niel C. Ellerbrook
---------------------------------  ----------------------------------  -----------------------------------
(Typed Name)                       (Typed Name)                        (Typed Name)

Vice President, Treasurer,
and Chairman of the Vectren        Executive Vice President and Chief  Chairman, President, and Chief
Corporation Investment Committee   Financial Officer                   Executive Officer
---------------------------------  ----------------------------------  ------------------------------------
(Title)                            (Title)                             (Title)
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